UBS-CITIGROUP COMMERCIAL MORTGAGE TRUST 2011-C1,
   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2011-C1
   AMENDMENT NUMBER 1 TO POOLING AND SERVICING AGREEMENT

      AMENDMENT NUMBER 1 TO POOLING AND SERVICING AGREEMENT, dated as of June 6, 2012 ("Amendment"), by and among Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the "Special Servicer"), Deutsche Bank Trust Company Americas, as trustee (the "Trustee"), certificate administrator ("Certificate Administrator"), paying agent ("Paying Agent") and custodian (the "Custodian"), and TriMont Real Estate Advisors, Inc., as operating advisor (the "Operating Advisor"), to the Pooling and Servicing Agreement defined below.

   RECITALS

      WHEREAS, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Custodian and the Operating Advisor are parties to a Pooling and Servicing Agreement, dated as of December 1, 2011 (the "Pooling and Servicing Agreement");

      WHEREAS, pursuant to Section 11.08 of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the Certificateholders or the Pari Passu Companion Loan Noteholders to amend or supplement a provision, or to supplement any other provision to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or to effect any other change, provided, that such amendment does not adversely affect in any material respects the interests of any Certificateholder or Pari Passu Companion Loan Noteholder not consenting thereto as evidenced by an Opinion of Counsel;

      WHEREAS, Section 11.08 of the Pooling and Servicing Agreement provides, among other things, that no amendment shall be made to the Pooling and Servicing Agreement unless the Trustee and the Certificate Administrator have received an Opinion of Counsel to the effect that such amendment is permitted and that all conditions precedent with respect thereto have been satisfied and such amendment will not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or cause a tax to be imposed on the Trust Fund or either such Trust REMIC; and

      WHEREAS, UBS Real Estate Securities Inc. and the Operating Advisor desire to amend the Pooling and Servicing Agreement to modify the Operating Advisor Fee Rate as set forth in this Amendment and have obtained the Opinion of Counsel required by Section 11.08 of the Pooling and Servicing Agreement in connection with this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Custodian and the Operating Advisor agree as follows:

      SECTION 1. Amendments.

      Effective on and after the Distribution Date in June 2012 and as of the first day of the Interest Accrual Period for such Distribution Date, the definition of "Operating Advisor Fee Rate" in Section 1.01 of the
   Pooling and Servicing Agreement is hereby deleted in its entirety and replaced with the following:

      ""Operating Advisor Fee Rate": With respect to each Interest Accrual Period, (A) a rate equal to 0.00280% per annum for each Mortgage Loan (including the Trinity Centre Mortgage Loan, the Poughkeepsie Galleria Mortgage Loan and the 1700 Market Street Mortgage Loan), and (B) a rate equal to 0.00275% for each Pari Passu Companion Loan."

      SECTION 2. Conditions Precedent. This Amendment shall become effective on the date this Amendment has been executed and delivered by a duly authorized officer of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Paying Agent, the Custodian and the Operating Advisor and all conditions precedent to this Amendment under the Pooling and Servicing Agreement have been satisfied.

      SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Pooling and Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

      SECTION 4. Defined Terms. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

      SECTION 5. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

      SECTION 6. Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.


                                    CITIGROUP COMMERCIAL MORTGAGE
                                    SECURITIES INC., as Depositor

                                    By:  /s/ Paul Vanderslice
                                       ___________________________
                                       Name:  Paul Vanderslice
                                       Title: Vice President


                                    WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION, as Master Servicer

                                    By:  /s/ Scott Rossbach
                                       ___________________________
                                       Name:  Scott Rossbach
                                       Title: Director


                                    MIDLAND LOAN SERVICES, A DIVISION
                                    OF PNC BANK, NATIONAL ASSOCIATION,
                                    as Special Servicer

                                    By:  /s/ Lawrence D. Ashley
                                       ___________________________
                                       Name:  Lawrence D. Ashley
                                       Title: Senior Vice President


                                    DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS, as Trustee, Certificate
                                    Administrator, Paying Agent and
                                    Custodian

                                    By:  /s/ Mel Nghia
                                       ___________________________
                                       Name:  Mel Nghia
                                       Title: Associate

                                    By:  /s/ Melissa Rossiter
                                       ___________________________
                                       Name:  Melissa Rossiter
                                       Title: Vice President


                                    TRIMONT REAL ESTATE ADVISORS, INC.,
                                    as Operating Advisor

                                    By:  /s/ J. Gregory Winchester
                                       ___________________________
                                       Name:  J. Gregory Winchester
                                       Title: Managing Director